Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

We consent to the use of our reports dated March 10, 2008 with respect to the consolidated financial statements of ECB Bancorp, Inc. and Subsidiary and the effectiveness of internal control over financial reporting, included in ECB Bancorp, Inc. and Subsidiary’s 2007 Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the registration statement/prospectus.

/s/ Dixon Hughes PLLC

Greenville, North Carolina

February 27, 2009